Exhibit 10.16

SCHEDULE I

DIRECTOR COMPENSATION SCHEDULE

The following shall become effective as of July 1, 2008

Basic Annual Retainer (all Directors): $50,000

Supplemental Annual Retainers:

Board Chair:  $100,000

Audit Committee Chair:  $15,000

Compensation Committee Chair:  $15,000

Governance and Nominating Committee Chair: $5,000

Health, Safety and Environmental Committee Chair: $5,000

Audit Committee Members:  $5,000

Compensation Committee Members: $5,000

Meeting Fees:

Board meeting: $2,000

Committee meeting: $1,500

Annual Equity Award Amount:  $90,000

Deferral Election:

Elected Conversion Date:  Available for Current Plan Year

Total Annual Retainer in Equity Awards:  Available for Current Plan Year